Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements of OAO Technology Solutions, Inc. and subsidiaries on Form S-8 (File Nos. 333-75273, 333-75407, 333-82789, 333-36534, and 333-65354,) of our report dated
February 11, 2002, appearing in this Annual Report on Form 10-K of OAO Technology Solutions, Inc. and subsidiaries for the year ended December 31, 2001.

/s/ Deloitte & Touche

McLean, VA
March 25, 2002